NEWS RELEASE
Cornerstone Building Brands Reports Strong First-Quarter 2022 Results
•Posted record first-quarter net sales of $1,567 million, growth of 23.7 percent from the same quarter last year
•Generated earnings of $0.79 per diluted common share; $0.66 adjusted net income per diluted common share
•Improved net operating cash flow to $190 million and net debt leverage to 3.3x
•Announced divestiture of coil coatings business for $500 million

CARY, NC, May 3, 2022 - Cornerstone Building Brands, Inc. (NYSE: CNR) (“Cornerstone Building Brands” or the “Company”), the largest manufacturer of exterior building products in North America, today reported strong financial results for the first quarter of 2022.
First-Quarter 2022 Financial Highlights
Net sales for the first quarter were $1,566.8 million, an increase of 23.7 percent from the same quarter last year. The growth was primarily driven by favorable price actions across all segments in response to rising commodity costs and other inflationary impacts coupled with $45.1 million from strategic acquisitions net of divestitures from portfolio optimization actions.

Net income applicable to common shares was $101.5 million or $0.79 per diluted common share compared to a loss of $1.7 million or a loss of $0.01 per diluted common share in the prior year. Adjusted net income applicable to common shares1 was $84.4 million or $0.66 per diluted common share, an improvement of 121 percent over the prior year. Included in net income was $58.7 million of proceeds from a legal settlement.

Pro forma Adjusted EBITDA1 for the first quarter of 2022 was $193.9 million, an increase of 41.5 percent over the same pro forma period a year ago. The improvement was primarily driven by disciplined price actions taken to offset inflationary impacts partially offset by lower volume across all segments, manufacturing inefficiencies as a result of supply chain disruptions and labor constraints, and higher SG&A expenses.

“Our team's focus on disciplined execution delivered record net sales and profitability,” said Rose Lee, President and Chief Executive Officer. “We continue to make significant progress towards becoming a premier exterior solutions provider by leveraging the strengths of our business model and optimizing our portfolio.”
Segment Results Versus Prior Year
Due to the timing of the Company’s fiscal calendar, first-quarter 2022 had one fewer fiscal day than first-quarter 2021.
•Windows segment net sales for the quarter were $702.1 million, an increase of 33.2 percent versus the same period last year. On a pro forma basis, net sales1 increased 19.9 percent. Disciplined price actions in response to rising commodity costs and other inflationary impacts drove a 22.4 percent increase in pro forma net sales as compared to the same periods last year. Volumes were 2.5 percent lower, partially impacted by one fewer fiscal day in first-quarter 2022 compared with first-quarter 2021. Operating income was $46.2 million for the quarter, an increase of $16.9 million or 57.5 percent from the prior-year quarter. Pro forma Adjusted EBITDA1 was a record $82.4 million, an increase of 21.9 percent, primarily due to positive price mix net of inflation partially offset by manufacturing inefficiencies and an increase in SG&A expenses. Pro forma Adjusted EBITDA1 as a percentage of pro forma net sales1 was 11.7 percent, as compared to 11.5 percent in the same period last year, a record first-quarter return.

•Siding segment net sales for the quarter were $333.0 million, an increase of 5.2 percent versus first-quarter 2021 primarily due to disciplined price actions which more than offset lower volume. Operating income was $27.4 million for the quarter, which was relatively flat to last year. Adjusted EBITDA1 was $56.5 million or 17.0 percent of net sales, as compared to $57.1 million or 18.1 percent of net sales in the prior year.
(1)Adjusted and pro forma financial metrics used in this release, including net debt leverage ratio, adjusted net income and adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to non-GAAP and pro forma adjusted results in the accompanying tables.

•Commercial segment net sales for the quarter were $531.7 million, an increase of 25.6 percent versus the same period last year. On a pro forma basis, net sales1 were 37.4 percent higher than the same period a year ago, driven by disciplined price actions to mitigate rising steel costs of approximately 53.7 percent partially offset by lower volumes of 16.3 percent. Operating income was $80.9 million for the quarter, an increase of $39.4 million from the prior year primarily due to positive price mix net of inflation, which more than offset the manufacturing impacts from supply chain disruptions and higher costs to serve our customers. Pro forma Adjusted EBITDA1 was $89.6 million or 16.8 percent of pro forma net sales1, an increase of 100.2 percent over the same quarter last year, primarily due to favorable price mix net of commodity and other inflation impacts of 184.0 percent, partially offset by lower volume and higher manufacturing and SG&A expenses.
Balance Sheet and Liquidity
During the first quarter, Cornerstone Building Brands generated strong cash flow from operations of $190.1 million, an increase of $170.1 million from the prior year. The improvement was driven by legal settlement proceeds, higher earnings generation, and effective working capital management.

Unrestricted cash on hand was approximately $542 million and liquidity was approximately $1,222 million as of April 2, 2022. The Company’s net debt leverage ratio improved to 3.3x at the end of the first-quarter 2022 compared with 4.6x at the end of the first-quarter 2021.
Transaction with Clayton, Dubilier & Rice
On March 5, 2022, the Company entered into a definitive agreement to be acquired by affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”). The proposed transaction will result in the Company becoming a private company, and its common stock will no longer be listed on any public market. The transaction is subject to approval by holders of a majority of the shares not owned by CD&R and its affiliates and is expected to close in the second or third quarter of 2022, subject to customary closing conditions. The waiting period under the Hart-Scott-Rodino Act of 1976, as amended, applicable to the proposed CD&R transaction expired on April 18, 2022. Additional details regarding the proposed CD&R transaction will be set forth in the Company’s Definitive Proxy Statement on Schedule 14A that will be filed with the SEC.
Divestiture of the Coil Coatings Business
On April 10, 2022, the Company announced it had entered into a definitive agreement to sell its coil coatings business to BlueScope Steel Limited (“BlueScope”) in an all-cash transaction for $500 million, subject to customary adjustments. The transaction includes products sold under the Metal Coaters and Metal Prep brands. For the twelve months ended April 2, 2022, the coil coatings business had net sales of approximately $232.3 million, which was reported in the Company’s Commercial segment.

In connection with the transaction, BlueScope and the Company will enter into long-term supply agreements to secure continued supply of light gauge coil coating and painted hot roll steel at favorable service levels, reaffirming Cornerstone Building Brands as a preferred solutions provider for metal buildings and roofing.

The transaction is expected to close in 2022, subject to customary closing conditions, including regulatory approvals.
Suspension of Guidance
Due to the announced transaction with CD&R, the Company will not be hosting a conference call in connection with its first-quarter financial results and will not provide financial guidance for the second quarter of fiscal year 2022.
(1)Adjusted and pro forma financial metrics used in this release, including net debt leverage ratio, adjusted net income and adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to non-GAAP and pro forma adjusted results in the accompanying tables.

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and repair and remodel markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multichannel distribution platform and expansive national footprint includes over 22,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and environmental, social and governance (ESG) responsibility are embedded in our culture, and we are committed to contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations
Tina Beskid
Vice President, Finance and Investor Relations
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/ or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, our ability to complete the proposed CD&R Merger and the proposed Coil Coatings Transaction on the terms and timeline anticipated, or at all, and the effect of the announcement, pendency and completion of the CD&R Merger and the Coil Coatings Transaction on our ability to maintain relationships with customers and other third parties, on management’s attention to ongoing business concerns, and other risks and uncertainties related to the proposed CD&R Merger and the Coil Coatings Transaction that may affect future results, industry cyclicality, seasonality of the business and adverse weather conditions, challenging economic conditions affecting the residential, non-residential and repair and remodeling construction industry and markets, commodity price volatility and/or limited availability of raw materials, including polyvinyl chloride (“PVC”) resin, glass, aluminum, natural gas, and steel due to supply chain disruptions, our ability to identify and develop relationships with a sufficient number of qualified suppliers to mitigate risk in the event a significant supplier experiences a significant production or supply chain interruption, the increasing difficulty of consumers and builders in obtaining credit or financing, increase in the macroeconomic inflationary environment, ability to successfully achieve price increases to offset cost increases, ability to successfully implement operational efficiency initiatives, including automation, ability to successfully integrate our acquired businesses, ability to attract and retain employees, including through various initiatives and actions, volatility in the United States (“U.S.”) and international economies and in the credit markets, the severity, duration and spread of the COVID-19 pandemic, as well as actions that may be taken by the Company or governmental authorities to contain the COVID-19 pandemic or to treat its impact and the resulting impact on supply chain and labor pressures, macroeconomic uncertainty and market volatility resulting from geopolitical concerns, including Russia’s invasion of Ukraine, an impairment of our goodwill and/or intangible assets, our ability to successfully develop new products or improve existing products,our ability to retain and replace key personnel, enforcement and obsolescence of our intellectual property rights, costs related to compliance with, violations of or liabilities under environmental, health and safety laws, competitive activity and pricing pressure in our industry, our ability to make strategic acquisitions accretive to earnings and dispositions at favorable prices and terms, our ability to fund operations, provide increased working capital necessary to support our strategy and acquisitions using available liquidity, our ability to carry out our restructuring plans and to fully realize the expected cost savings, global climate change, including compliance with new laws or regulations relating thereto, breaches of our information system security measures, damage to our computer infrastructure and software systems, necessary maintenance or replacements to our enterprise resource planning technologies, potential personal injury, property damage or product liability claims or other types of litigation, including stockholder litigation related to the proposed CD&R Merger, compliance with certain laws related to our international business operations, increases in labor costs, labor market pressures, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers, significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets, ability to compete effectively against competitors with substitutable products, additional costs from new regulations which relate to the utilization or manufacturing of our products or services, including changes in building codes and standards, our ability to realize the anticipated benefits of acquisitions and dispositions and to use the proceeds from dispositions, volatility of the Company’s stock price, substantial governance and other rights held by the Investors, the effect on our common stock price caused by transactions engaged in by the Investors, our directors or executives, our substantial indebtedness and our ability to incur substantially more indebtedness, limitations that our debt agreements place on our ability to engage in certain business and financial transactions, our ability to obtain financing on acceptable terms, exchange rate fluctuations, downgrades of our credit ratings, the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2022, to be filed with the SEC on the date hereof, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed CD&R transaction, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company and affiliates of CD&R will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at https://investors.cornerstonebuildingbrands.com/investor-home/default.aspx.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed CD&R transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed CD&R transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022, as amended by Amendment No. 1, which was filed with the SEC on May 2, 2022 and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$1,566,838	$1,267,032
Cost of sales	1,232,931	1,007,303
Gross profit	333,907	259,729
	21.3%	20.5%

Selling, general and administrative expenses	176,536	153,168
Intangible asset amortization	49,008	46,202
Restructuring and impairment charges, net	831	1,838
Strategic development and acquisition related costs	4,791	3,313
Gain on legal settlements	(76,575)	—
Income from operations	179,316	55,208
Interest income	32	117
Interest expense	(44,106)	(56,499)
Foreign exchange gain (loss)	1,444	(26)
Other income (expense), net	(37)	337
Income (loss) before income taxes	136,649	(863)
Provision for income taxes	34,366	792
	25.1%	(91.8)%

Net income (loss)	102,283	(1,655)
Net income allocated to participating securities	(757)	—
Net income (loss) applicable to common shares	$101,526	$(1,655)

Income (loss) per common share:
Basic	$0.80	$(0.01)
Diluted	$0.79	$(0.01)

Weighted average number of common shares outstanding:
Basic	127,129	125,506
Diluted	128,466	125,506

Increase in sales	23.7%	13.8%

Selling, general and administrative expenses percentage of net sales	11.3%	12.1%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 2, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$542,035	$394,447
Restricted cash	2,211	2,211
Accounts receivable, net	708,340	685,316
Inventories, net	817,715	748,732
Income taxes receivable	3,502	14,514
Investments in debt and equity securities, at market	2,301	2,759
Prepaid expenses and other	99,777	135,701
Assets held for sale	3,400	3,400
Total current assets	2,179,281	1,987,080

Property, plant and equipment, net	625,106	612,295
Lease right-of-use assets	295,692	322,608
Goodwill	1,355,161	1,358,056
Intangible assets, net	1,477,430	1,524,635
Deferred income taxes	2,055	1,839
Other assets, net	96,931	20,947
Total assets	$6,031,656	$5,827,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,000	$26,000
Accounts payable	396,408	311,737
Accrued compensation and benefits	82,790	101,164
Accrued interest	12,186	19,775
Accrued income taxes	39,094	3,220
Current portion of lease liabilities	57,477	73,150
Other accrued expenses	281,376	320,389
Total current liabilities	895,331	855,435

Long-term debt	3,005,873	3,010,843
Deferred income taxes	248,726	252,173
Long-term lease liabilities	238,134	251,061
Other long-term liabilities	284,469	281,609
Total long-term liabilities	3,777,202	3,795,686

Common stock	1,273	1,270
Additional paid-in capital	1,287,237	1,279,931
Accumulated earnings (deficit)	3,457	(98,826)
Accumulated other comprehensive income (loss), net	67,156	(5,612)
Treasury stock, at cost	—	(424)
Total stockholders’ equity	1,359,123	1,176,339

Total liabilities and stockholders’ equity	$6,031,656	$5,827,460

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income (loss)	$102,283	$(1,655)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	73,932	72,615
Non-cash interest expense	8,928	2,314
Share-based compensation expense	11,451	3,302
Asset impairment	368	493
Provision for credit losses	242	676
Deferred income taxes	(15,749)	(9,729)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(23,628)	(47,157)
Inventories	(68,857)	(62,028)
Income taxes	11,012	7,976
Prepaid expenses and other	36,446	(7,755)
Accounts payable	84,726	49,424
Accrued expenses	(28,312)	8,597
Other, net	(2,736)	2,958
Net cash provided by operating activities	190,106	20,031
Cash flows from investing activities:
Acquisitions, net of cash acquired	4,396	(180)
Capital expenditures	(33,306)	(21,230)
Proceeds from sale of property, plant and equipment	—	715
Net cash used in investing activities	(28,910)	(20,695)
Cash flows from financing activities:
Payments on term loan	(6,500)	(6,404)
Payments on derivative financing obligations	(3,282)	—
Other	(3,718)	(1,055)
Net cash used in financing activities	(13,500)	(7,459)
Effect of exchange rate changes on cash and cash equivalents	(108)	585
Net increase (decrease) in cash, cash equivalents and restricted cash	147,588	(7,538)
Cash, cash equivalents and restricted cash at beginning of period	396,658	680,478
Cash, cash equivalents and restricted cash at end of period	$544,246	$672,940
Supplemental disclosure of cash flow information
Interest paid, net of amounts capitalized	$45,879	$40,913
Taxes paid, net	$1,562	$1,949

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net income (loss) per diluted common share, GAAP basis	$0.79	$(0.01)
Restructuring and impairment charges, net	0.01	0.01
Strategic development and acquisition related costs	0.04	0.03
Gain on legal settlements	(0.60)	—
Non-cash loss (gain) on foreign currency transactions	(0.01)	—
Intangible asset amortization	0.38	0.37
Other, net	—	0.02
Tax effect of applicable non-GAAP adjustments(1)	0.05	(0.12)
Adjusted net income (loss) per diluted common share(2)	$0.66	$0.30

	Three Months Ended
	April 2, 2022	April 3, 2021
Net income (loss) applicable to common shares, GAAP basis	$101,526	$(1,655)
Restructuring and impairment charges, net	831	1,838
Strategic development and acquisition related costs	4,791	3,313
Gain on legal settlements	(76,575)	—
Non-cash loss (gain) on foreign currency transactions	(1,444)	26
Intangible asset amortization	49,008	46,202
Other, net	206	2,535
Tax effect of applicable non-GAAP adjustments(1)	6,028	(14,016)
Adjusted net income (loss) applicable to common shares(2)	$84,371	$38,243
(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted Net Income (Loss) per diluted common share and Adjusted Net Income (Loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted Net Income (Loss) per diluted common share and Adjusted Net Income (Loss) applicable to common shares should not be considered in isolation or as a substitute for Net Income (Loss) per diluted common share and Net Income (Loss) applicable to common shares as reported on the face of our consolidated statements of operations.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$1,566,838	$1,267,032
Impact of acquisitions and divestitures(1)	—	21,982
Pro forma net sales	$1,566,838	$1,289,014

Gross profit	$333,907	$259,729
	21.3%	20.5%

Operating income, GAAP	$179,316	$55,208
Restructuring and impairment charges, net	831	1,838
Strategic development and acquisition related costs	4,791	3,313
Gain on legal settlements	(76,575)	—
Other, net	206	2,535
Adjusted operating income	108,569	62,894

Other income (expense), net	(37)	337
Depreciation and amortization	73,932	72,615
Share-based compensation expense	11,451	3,302
Adjusted EBITDA	193,915	139,148

Impact of acquisitions and divestitures(1)	—	(2,093)
Pro Forma Adjusted EBITDA	$193,915	$137,055
Adjusted EBITDA as a % of Net Sales	12.4%	11.0%
Pro forma Adjusted EBITDA as a % of Pro Forma Net Sales	12.4%	10.6%
(1)Reflects the impact of the net sales and Adjusted EBITDA of Prime Windows LLC, Cascade Windows Inc., and Union Corrugating Company Holdings, Inc,, which were acquired on April 30, 2021, August 20, 2021 and December 3, 2021, respectively, and reflects the impact of the divestitures of the insulated metal panels (“IMP”) and roll-up sheet doors (“DBCI”) businesses through the divestiture dates of August 9, 2021 and August 18, 2021, respectively.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Windows

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Sales	$702,110	$527,263
Impact of acquisitions(1)	—	58,421
Pro forma net sales	$702,110	$585,684

Gross profit	$123,187	$92,534
	17.5%	17.5%

Operating income, GAAP	$46,245	$29,362
Restructuring and impairment charges, net	212	932
Strategic development and acquisition related costs	554	—
Other, net	202	—
Adjusted operating income	47,213	30,294

Other income (expense), net	36	(87)
Depreciation and amortization	35,130	30,798
Adjusted EBITDA	82,379	61,005

Impact of acquisitions(1)	—	6,582
Pro Forma Adjusted EBITDA	$82,379	$67,587
Adjusted EBITDA as a % of Net Sales	11.7%	11.6%
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	11.7%	11.5%

(1)Reflects the impact of the net sales and Adjusted EBITDA of Prime Windows LLC and Cascade Windows Inc., which were acquired on April 30, 2021 and August 20, 2021, respectively.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Sales	$332,990	$316,391

Gross profit	$77,607	$75,999
	23.3%	24.0%

Operating income, GAAP	$27,423	$27,528
Restructuring and impairment charges, net	208	141
Strategic development and acquisition related costs	—	323
Other, net	4	13
Adjusted operating income	27,635	28,005

Other income (expense), net	(225)	(32)
Depreciation and amortization	29,062	29,148
Adjusted EBITDA	$56,472	$57,121

Adjusted EBITDA as a % of Net Sales	17.0%	18.1%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Commercial

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Sales	$531,738	$423,378
Impact of acquisition and divestitures(1)	—	(36,439)
Pro forma net sales	$531,738	$386,939

Gross profit	$133,113	$91,196
	25.0%	21.5%

Operating income, GAAP	$80,943	$41,585
Restructuring and impairment charges, net	159	672
Strategic development and acquisition related costs	—	58
Other, net	(75)	(611)
Adjusted operating income	81,027	41,704

Other income (expense), net	373	354
Depreciation and amortization	8,168	11,360
Adjusted EBITDA	89,568	53,418

Impact of acquisition and divestitures(1)	—	(8,675)
Pro Forma Adjusted EBITDA	$89,568	$44,743
Adjusted EBITDA as a % of Net Sales	16.8%	12.6%
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	16.8%	11.6%

(1)Reflects the net adjustments of IMP and DBCI, which were divested on August 9, 2021 and August 18, 2021, respectively; and reflects the impact of the net sales and Adjusted EBITDA of Union Corrugating Company Holdings, Inc, which was acquired on December 3, 2021.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In millions)
(Unaudited)

	April 2, 2022	April 3, 2021
ABL Revolver	$—	$—
Cash Revolver	—	—
Term Loan	2,574	2,492
Senior Notes	500	1,145
Total Debt	$3,074	$3,637
Less Cash	542	667
Net Debt	$2,532	$2,970

Leverage Ratio
LTM pro forma Adj EBITDA	$777	$650
Net Debt Leverage Ratio	3.3x	4.6x